UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4300 Cox Road

Glen Allen, Virginia 23060

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Transaction

Agreement and Plan of Merger

Overview

On October 21, 2024 (the “Signing Date”) Atlantic Union Bankshares Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sandy Spring Bancorp, Inc., a Maryland corporation (“Sandy Spring”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Sandy Spring will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Entity”). Immediately following the Merger, the Company will cause Sandy Spring’s wholly owned banking subsidiary, Sandy Spring Bank, a Federal Reserve member bank chartered under the laws of the State of Maryland, to merge with and into the Company’s wholly owned banking subsidiary, Atlantic Union Bank, a Federal Reserve member bank chartered under the laws of the Commonwealth of Virginia (the “Bank Merger”), with Atlantic Union Bank continuing as the surviving bank in the Bank Merger. The Merger Agreement was unanimously approved by the Board of Directors of each of the Company and Sandy Spring.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of Sandy Spring (“Sandy Spring Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares of restricted Sandy Spring Common Stock (“Sandy Spring Restricted Stock”) and certain shares held by the Company or Sandy Spring, will be converted into the right to receive 0.900 shares (the “Exchange Ratio,” and such shares, the “Merger Consideration”) of common stock, par value $1.33 per share, of the Company (“Company Common Stock”) and cash in lieu of fractional shares.

Treatment of Sandy Spring Equity Awards

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding equity award with respect to Sandy Spring Common Stock will be treated as follows:

Restricted Stock Units: Each time-vesting restricted stock unit award of Sandy Spring (each, a “Sandy Spring RSU Award”) that is vested as of immediately prior to the Effective Time or held by a former service provider or a non-employee director, whether or not vested immediately prior to the Effective Time, will fully vest and be cancelled and converted automatically into the right to receive the Merger Consideration. Each other Sandy Spring RSU Award that is outstanding immediately prior to the Effective Time will be assumed by the Company and will be converted into a restricted stock unit award that settles in a number of shares of Company Common Stock determined by multiplying the number of shares of Sandy Spring Common Stock subject to the Sandy Spring RSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed RSU Award”), rounded down to the nearest whole share. Each Assumed RSU Award will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Sandy Spring RSU Award immediately prior to the Effective Time.

Performance-Based Restricted Stock Units: Each performance-vesting restricted stock unit award of Sandy Spring (each, a “Sandy Spring PSU Award”) that is held by a former service provider will fully vest (based on target performance or, solely to the extent expressly set forth in the applicable award agreement with respect thereto, based on the greater of target performance and the actual performance as of the Effective Time, as determined by the Compensation Committee of the Board of Directors of Sandy Spring in good faith consultation with the Company, such applicable performance level the “Applicable Performance Level”) and be cancelled and converted automatically into the right to receive the Merger Consideration, or in the case of each applicable accrued dividend equivalent unit with respect to such a terminating Sandy Spring PSU Award, in an equivalent cash amount to the fair market value of the Sandy Spring Common Stock at the Effective Time. Each other Sandy Spring PSU Award will be assumed by the Company and converted into a time-vesting restricted stock unit award with respect to the number of shares of Company Common Stock determined by multiplying the number of shares of Sandy Spring Common Stock subject to the Sandy Spring PSU Award immediately prior to the Effective Time (based on target performance or, if expressly required by the terms governing the Sandy Spring PSU Award, the Applicable Performance Level) by the Exchange Ratio (each, an “Assumed PSU Award”). In addition, each accrued dividend equivalent unit with respect to to a Sandy Spring PSU Award (each, a “Sandy Spring Dividend Equivalent Unit”) will be assumed by the Company and will be converted into a dividend equivalent unit award (each, an “Assumed Dividend Equivalent Unit”) that settles in an amount of cash equal to the fair market value (determined by reference to the closing price of a share of Company Common Stock on the trading day immediately preceding the settlement date) at the time of settlement of the number of shares of Company Common Stock equal to the number of shares of Sandy Spring Common Stock underlying the Sandy Spring Dividend Equivalent Unit immediately prior to the Effective Time (based on target performance), multiplied by the Exchange Ratio, rounded down to the nearest whole share. Each Assumed PSU Award and Assumed Dividend Equivalent Unit will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding Sandy Spring PSU Award and Sandy Spring Dividend Equivalent Unit (other than performance-based vesting conditions) immediately prior to the Effective Time.

Restricted Stock: At the Effective Time, each share of Sandy Spring Restricted Stock that is outstanding immediately prior to the Effective Time will fully vest and be converted automatically into the right to receive the Merger Consideration in respect of such share of Sandy Spring Restricted Stock.

Stock Option: Each option to purchase Sandy Spring Common Stock (each, a “Sandy Spring Option”) that is outstanding immediately prior to the Effective Time, will be cancelled and converted automatically into the right to receive a number of shares of Company Common Stock (if any) equal to the Exchange Ratio multiplied by the number of shares of Sandy Spring Common Stock underlying the Sandy Spring Option, less a number of shares of Sandy Spring Common Stock having a fair market value (determined by reference to the closing price of a share of Sandy Spring Common Stock on the trading day immediately preceding the closing date of the Merger) equal to the aggregate exercise price applicable to such Sandy Spring Option. Each Sandy Spring Option for which the applicable per share exercise price exceeds the closing price of a share of Sandy Spring Common Stock on the trading day immediately preceding the closing date of the Merger will be cancelled as of the Effective Time for no consideration.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from both the Company and Sandy Spring, and each party has agreed to customary covenants, including, among others, relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (2) its obligation to call a meeting of its shareholders or stockholders, as applicable, to approve the Merger Agreement and the issuance of the shares of Company Common Stock constituting the Merger Consideration pursuant to the Merger Agreement (the “Share Issuance”), in the case of the Company, or to approve the Merger Agreement, in the case of Sandy Spring, and (3) its non-solicitation obligations related to alternative business combination proposals.

Under the Merger Agreement, each of the Company and Sandy Spring has agreed to use its reasonable best efforts to obtain as promptly as practicable all consents required to be obtained from any governmental authority or other third party that are necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger and the Bank Merger). Notwithstanding such general obligation to obtain such consents of governmental authorities, neither the Company nor Sandy Spring is required to take any action that would reasonably be expected to have a material adverse effect on the Surviving Entity and its subsidiaries, taken as a whole, after giving effect to the Merger (measured on a scale relative only to the size of Sandy Spring and its subsidiaries, taken as a whole, without the Company and its subsidiaries) (a “Materially Burdensome Regulatory Condition”).

Governance

Pursuant to the Merger Agreement, effective as of the Effective Time, the Board of Directors of the Surviving Entity will be comprised of seventeen (17) directors, of which (i) fourteen (14) will be members of the Board of Directors of the Company as of immediately prior to the Effective Time (the directors referred to in clause (i), the “Company Directors”) and (ii) an additional three (3) will be members of the Board of Directors of Sandy Spring as of immediately prior to the Effective Time, one of whom will be Daniel J. Schrider, the Chair, President and Chief Executive Officer of Sandy Spring (the directors referred to in this clause (ii), the “Sandy Spring Directors”), with the parties to cooperate in good faith between the Signing Date and the Effective Time to agree on the selection of the other Sandy Spring Directors and the respective committee appointments of the Sandy Spring Directors; provided that the Sandy Spring Directors must meet any applicable requirements or standards that may be imposed by a regulatory agency for service on the Board of Directors of the Company.

Closing Conditions

The completion of the Merger is subject to customary conditions, including (1) approval of the Merger Agreement and Share Issuance by the Company’s shareholders and approval of the Merger Agreement by Sandy Spring’s stockholders, (2) authorization for listing on the New York Stock Exchange of the shares of Company Common Stock to be issued in the Merger, subject to official notice of issuance, (3) effectiveness of the Registration Statement on Form S-4 for Company Common Stock to be issued in the Merger, (4) the receipt of specified governmental consents and approvals, including from the Board of Governors of the Federal Reserve System, and termination or expiration of all applicable waiting periods in respect thereof, in each case without the imposition of a Materially Burdensome Regulatory Condition, and (5) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger or the Bank Merger or making the completion of the Merger or the Bank Merger illegal. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) receipt by such party of an opinion from counsel to the effect that the Merger, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Termination; Termination Fee

The Merger Agreement provides certain termination rights for both the Company and Sandy Spring and further provides that a termination fee of $56.0 million will be payable by either Sandy Spring or the Company, as applicable, following termination of the Merger Agreement under certain circumstances.

Important Statement Regarding Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or Sandy Spring, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Sandy Spring, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that will include a joint proxy statement of the Company and Sandy Spring and also constitute a prospectus of the Company, as well as in the annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings that each of the Company and Sandy Spring make with the Securities and Exchange Commission (the “SEC”).

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, each of the directors of Sandy Spring (the “Support Agreement Holders”) has entered into a support agreement (the “Sandy Spring Support Agreement”) pursuant to which, among other things, each Support Agreement Holder has agreed, subject to the terms of the Sandy Spring Support Agreement, to (i) vote the shares of Sandy Spring Common Stock over which he or she has the sole power to vote or direct the voting thereof, which represents approximately 0.8% of the outstanding shares of Sandy Spring Common Stock in the aggregate (collectively, the “Subject Sandy Spring Shares”), in favor of the approval and adoption of the Merger Agreement and (ii) not transfer the Subject Sandy Spring Shares, with certain limited exceptions. The Sandy Spring Support Agreement will terminate upon the earlier of the termination of the Merger Agreement or the Effective Time.

Each of the directors of the Company also entered into a similar support agreement with Sandy Spring, pursuant to which, among other things, each director of the Company has agreed to (i) vote the shares of Company Common Stock over which he or she has the sole power to vote or direct the voting thereof (the “Subject Company Shares”) in favor of the approval and adoption of the Merger Agreement and in favor of the Share Issuance and (ii) not transfer the Subject Company Shares, with certain limited exceptions.

The foregoing description of the Sandy Spring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sandy Spring Support Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Forward Sale Agreement

On October 21, 2024, the Company entered into a forward sale agreement (the “Forward Sale Agreement”) with Morgan Stanley & Co. LLC (the “Forward Purchaser”), relating to an aggregate of 9,859,155 shares of Company Common Stock.

The Company will not initially receive any proceeds from the sale of Company Common Stock sold by the Forward Seller to the Underwriters (as defined below). The Company expects to physically settle the Forward Sale Agreement (by the delivery of shares of Company Common Stock) and receive proceeds from the sale of those shares of Company Common Stock upon one or more forward settlement dates within approximately 18 months from the date of the Forward Sale Agreement at the then applicable forward sale price. The forward sale price will initially be $34.08 per share, which is the price at which the Underwriters have agreed to buy the shares of Company Common Stock pursuant to the Underwriting Agreement (as defined below).

The Forward Sale Agreement provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified rate less a spread and will be decreased on each of the dates specified in the Forward Sale Agreement by amounts related to expected dividends on shares of Company Common Stock during its term. The forward sale price will also be subject to decrease if the cost to the Forward Purchaser (or its affiliate) of borrowing a number of shares of Company Common Stock underlying the Forward Sale Agreement exceeds a speciﬁed amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

In certain circumstances, the Forward Purchaser will have the right to accelerate the Forward Sale Agreement and require the Company to physically settle the Forward Sale Agreement on a date specified by the Forward Purchaser. These circumstances include:

•	the Forward Purchaser (or its affiliate) (i) is unable to borrow a number of shares of Company Common Stock equal to the number of shares of Company Common Stock underlying the Forward Sale Agreement because of the lack of sufficient shares being made available for share borrowing by lenders or (ii) would incur a stock loan rate greater than the rate specified in the Forward Sale Agreement to continue to borrow such shares;

•	certain ownership thresholds applicable to the Forward Purchaser, its affiliates and other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the Forward Purchaser are exceeded;

•	the Company declares any dividend or distribution on Company Common Stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company owned (directly or indirectly) by the Company as a result of a spin-off or similar transaction or (iii) any other type of securities (other than Company Common Stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the Forward Purchaser;

•	the announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in the Forward Sale Agreement and which includes certain mergers and tender offers and the delisting of Company Common Stock); or

•	certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by the Company in connection with entering into the Forward Sale Agreement or the occurrence of a hedging disruption or a change in law (as such terms are defined in the Forward Sale Agreement).

The foregoing description of the Forward Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Sale Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 21, 2024, the Company and Sandy Spring issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the announcement of the Merger Agreement, the Company and Sandy Spring intend to provide supplemental information regarding the proposed transaction in presentations to analysts and investors. The slides that will be available in connection with the presentations are attached hereto as Exhibit 99.2 and are incorporated by reference herein.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing. The Company does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 8.01. Other Events

Underwriting Agreement

On October 21, 2024, the Company priced the public offering of shares of Company Common Stock in connection with the Forward Sale Agreement and entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative for the underwriters named therein (collectively, the “Underwriters”), the Forward Purchaser and Morgan Stanley & Co. LLC as forward seller (the “Forward Seller”), relating to the registered public offering and sale of 9,859,155 shares of Company Common Stock. The Underwriters have been granted a 30-day option to purchase up to an additional 1,478,873 shares of Company Common Stock. If such option is exercised, then the Company plans to enter into an additional forward sale agreement with the Forward Purchaser in respect of the number of shares of Company Common Stock that is subject to the exercise of such option.

Pursuant to the Underwriting Agreement, the Forward Seller will sell to the Underwriters at the closing on October 22, 2024, an aggregate of 9,859,155 shares of Company Common Stock, subject to the conditions set forth in the Underwriting Agreement, which shares are expected to be borrowed by the Forward Purchaser or its affiliate from third parties.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. A copy of a press release related to the offering is filed as Exhibit 99.3 hereto and incorporated herein by reference.

In connection with the offering, Company Common Stock was registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-281290) (the “Registration Statement”), and a prospectus supplement, dated October 21, 2024, which will be filed with the SEC pursuant to Rule 424(b) of the Securities Act no later than the second business day following the date it was first used in connection with the public offering.

In connection with the sale of the shares of Company Common Stock, the Company is also filing a legal opinion regarding the validity of the shares of Company Common Stock as Exhibit 5.1 for the purpose of incorporating the opinion into the Registration Statement. Furthermore, in connection with the offering, the audited consolidated financial statements of Sandy Spring as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, together with the report of the independent registered public accounting firm thereon, have been incorporated into the Registration Statement and related prospectus supplement, and the Company is therefore also filing a consent from Ernst & Young LLP as Exhibit 23.2 for the purpose of incorporating such consent into the Registration Statement.

Pro Forma Financial Information

In connection with the public offering of shares of Company Common Stock in connection with the Forward Sale Agreement, the related preliminary prospectus, dated October 20, 2024, by which the Company Common Stock is being offered, includes (i) the unaudited pro forma condensed combined balance sheet as of June 30, 2024, giving effect to the Merger and the Forward Sale Agreement as if the Merger had been consummated and the Forward Sale Agreement had been fully physically settled on June 30, 2024; (ii) the unaudited pro forma condensed combined statement of income for the year ended December 31, 2023, giving effect to the Company’s acquisition of American National Bankshares Inc. (“American National”) completed on April 1, 2024 (the “American National acquisition”), the Merger and the Forward Sale Agreement as if the American National acquisition and the Merger had been consummated and the Forward Sale Agreement had been fully physically settled on January 1, 2023; and (iii) the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2024, giving effect to the American National acquisition and the Merger and the Forward Sale Agreement as if the American National acquisition and the Merger had been consummated and the Forward Sale Agreement had been fully physically settled on January 1, 2023.

This pro forma information is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

The pro forma financial statements are derived primarily from the historical financial statements of the Company and Sandy Spring as of and for the six months ended June 30, 2024 and as of and for the year ended December 31, 2023, and the historical financial statements of American National as of and for the three months ended March 31, 2024 and as of and for the year ended December 31, 2023, giving pro forma effect to the American National acquisition and the Merger and related transactions and the full physical settlement of the forward sale agreement. The pro forma financial statements are preliminary and reflect a number of assumptions, including, among others, that the Merger and related transactions will be consummated and the Forward Sale Agreement will be fully physically settled. There can be no assurance that any of such transactions will be consummated or that such physical settlement will occur.

Financial Statements of American National Bankshares Inc.

The unaudited financial statements of American National as of March 31, 2024, and for the three-month period ended March 31, 2024, together with the notes related thereto are filed as Exhibit 99.5 hereto and incorporated herein by reference.

The audited financial statements of American National as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, together with the report of the independent registered public accounting firm thereon, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A dated April 18, 2024, have been incorporated into the Registration Statement and related prospectus supplement, and the Company is therefore also filing a consent from Yount, Hyde & Barbour, P.C. as Exhibit 23.3 for the purpose of incorporating such consent into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated as of October 21, 2024, among Atlantic Union Bankshares Corporation, Morgan Stanley & Co. LLC, as representative of the underwriters named therein, Morgan Stanley & Co. LLC, as forward purchaser and Morgan Stanley & Co. LLC, as forward seller
2.1	Agreement and Plan of Merger, dated as of October 21, 2024, between Atlantic Union Bankshares Corporation and Sandy Spring Bancorp, Inc.*
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
10.1	Support Agreement, dated as of October 21, 2024, by and between Atlantic Union Bankshares Corporation and each of the stockholders of Sandy Spring Bancorp, Inc. listed on the signature pages therein.
10.2	Forward Sale Agreement, dated as of October 21, 2024, between Atlantic Union Bankshares Corporation and Morgan Stanley & Co. LLC
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm to Sandy Spring Bancorp, Inc.
23.3	Consent of Yount, Hyde & Barbour, P.C., the former independent registered public accounting firm to American National Bankshares, Inc.
99.1	Joint press release announcing the execution of the Merger Agreement, dated October 21, 2024
99.2	Investor Presentation Materials, dated October 21, 2024
99.3	Press release dated October 21, 2024 announcing the pricing of the offering of shares of common stock
99.4	Unaudited pro forma financial information
99.5	Unaudited financial statements of American National Bankshares Inc. as of March 31, 2024, and for the three-month period ended March 31, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Atlantic Union Bankshares Corporation (“Atlantic Union”) and Sandy Spring Bancorp, Inc. (“Sandy Spring”), respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of Atlantic Union or Sandy Spring or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;

•	the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and the possibility that the proposed transaction does not close when expected or at all because required regulatory approval, the approval by Atlantic Union’s shareholders or Sandy Spring’s stockholders, or other approvals and the other conditions to closing are not received or satisfied on a timely basis or at all;

•	the outcome of any legal proceedings that may be instituted against Atlantic Union or Sandy Spring;

•	the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Atlantic Union and Sandy Spring operate;

•	the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected;

•	the impact of purchase accounting with respect to the proposed transaction, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks;

•	the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;

•	the diversion of management’s attention from ongoing business operations and opportunities;

•	potential adverse reactions of Atlantic Union’s or Sandy Spring’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;

•	a material adverse change in the financial condition of Atlantic Union or Sandy Spring;

•	changes in Atlantic Union’s or Sandy Spring’s share price before closing;

•	risks relating to the potential dilutive effect of shares of Atlantic Union’s common stock to be issued in the proposed transaction;

•	general competitive, economic, political and market conditions;

•	major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks;

•	other factors that may affect future results of Atlantic Union or Sandy Spring, including, among others, changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates; deposit flows; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

These factors are not necessarily all of the factors that could cause Atlantic Union’s, Sandy Spring’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm Atlantic Union’s, Sandy Spring’s or the combined company’s results.

Although each of Atlantic Union and Sandy Spring believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of Atlantic Union or Sandy Spring will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in Atlantic Union’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000883948/000088394824000030/aub-20231231x10k.htm), quarterly reports on Form 10-Q, and other documents subsequently filed by Atlantic Union with the Securities Exchange Commission (“SEC”), and in Sandy Spring’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/824410/000082441024000011/sasr-20231231.htm), and its other filings with the SEC and quarterly reports on Form 10-Q, and other documents subsequently filed by Sandy Spring with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Atlantic Union, Sandy Spring or each of their respective businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Atlantic Union and Sandy Spring urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by Atlantic Union and Sandy Spring. Forward-looking statements speak only as of the date they are made and Atlantic Union and/or Sandy Spring undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Important Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Atlantic Union intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the shares of Atlantic Union capital stock to be issued in connection with the proposed transaction and that will include a joint proxy statement of Atlantic Union and Sandy Spring and a prospectus of Atlantic Union (the “Joint Proxy Statement/Prospectus”), and each of Atlantic Union and Sandy Spring may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy Statement/Prospectus will be sent to the shareholders of Atlantic Union and the stockholders of Sandy Spring to seek their approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS, SHAREHOLDERS OF ATLANTIC UNION AND STOCKHOLDERS OF SANDY SPRING ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ATLANTIC UNION, SANDY SPRING AND THE PROPOSED TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval with respect to the proposed transaction between Atlantic Union and Sandy Spring. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A copy of the Registration Statement, Joint Proxy Statement/Prospectus, as well as other filings containing information about Atlantic Union and Sandy Spring, may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, when they are filed, free of charge, from Atlantic Union by accessing Atlantic Union’s website at https://investors.atlanticunionbank.com or from Sandy Spring by accessing Sandy Spring’s website at https://sandyspringbancorp.q4ir.com/overview/default.aspx. Copies of the Registration Statement on Form S-4, the Joint Proxy Statement/Prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Atlantic Union Investor Relations, Atlantic Union Bankshares Corporation, 4300 Cox Road, Glen Allen, Virginia 23060, or by calling (804) 448-0937, or to Sandy Spring by directing a request to Sandy Spring Investor Relations, Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (301) 774-8455. The information on Atlantic Union’s or Sandy Spring’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Atlantic Union, Sandy Spring and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Atlantic Union and stockholders of Sandy Spring in connection with the proposed transaction. Information about the interests of the directors and executive officers of Atlantic Union and Sandy Spring and other persons who may be deemed to be participants in the solicitation of shareholders of Atlantic Union and stockholders of Sandy Spring in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Joint Proxy Statement/Prospectus related to the proposed transaction, which will be filed with the SEC. Information about the directors and executive officers of Atlantic Union and their ownership of Atlantic Union common stock is also set forth in the definitive proxy statement for Atlantic Union’s 2024 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 26, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000883948/000155837024003888/aub-20240507xdef14a.htm). Information about the directors and executive officers of Atlantic Union, their ownership of Atlantic Union common stock, and Atlantic Union’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in Atlantic Union’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000883948/000088394824000030/aub-20231231x10k.htm), and in the sections entitled “Corporate Governance,” “Executive Officers” and “Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners” included in Atlantic Union’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on March 26, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000883948/000155837024003888/aub-20240507xdef14a.htm). To the extent holdings of Atlantic Union’s common stock by the directors and executive officers of Atlantic Union have changed from the amounts of Atlantic Union’s common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of Sandy Spring and their ownership of Sandy Spring common stock can also be found in Sandy Spring’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 10, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/824410/000119312524091479/d784978ddef14a.htm) and other documents subsequently filed by Sandy Spring with the SEC. Information about the directors and executive officers of Sandy Spring, their ownership of Sandy Spring common stock, and Sandy Spring’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in Sandy Spring’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/824410/000082441024000011/sasr-20231231.htm), and in the sections entitled “Corporate Governance,” “Transactions with Related Persons” and “Stock Ownership Information” included in Sandy Spring’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 10, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/824410/000119312524091479/d784978ddef14a.htm). To the extent holdings of Sandy Spring common stock by the directors and executive officers of Sandy Spring have changed from the amounts of Sandy Spring common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: October 21, 2024	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer